EXHIBIT 5



Haskell Slaughter & Young, L.L.C.
1200 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama  35203



April 25, 1997



HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama 35243



          RE:            HEALTHSOUTH CORPORATION
                    REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

         We have served as counsel for HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 223,000 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, to be issued pursuant to that certain Warrant Agreement and Certificate dated May 19, 1987 (the "Warrant Agreement"), between Health Images, Inc., and Robert D. Carl, III, which registration is being effected pursuant to the Company's Registration Statement on Form S-3 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-3.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations we have deemed relevant, it is our opinion that:

         1. The Shares have been duly authorized.

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HEALTHSOUTH Corporation
April 25, 1997
Page 2





         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Warrant Agreement, the Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                               Very truly yours,

                                               HASKELL SLAUGHTER & YOUNG, L.L.C.



                                               By        /s/ MARK EZELL
                                                 -------------------------------
                                                             Mark Ezell